UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 22, 2005

OKLAHOMA GAS AND ELECTRIC COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Oklahoma

(State or Other Jurisdiction of Incorporation)

1-1097	73-0382390

(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321

(Address of Principal Executive Offices)	(Zip Code)

405-553-3000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 22, 2005, OGE Energy Corp., the parent company of Oklahoma Gas and Electric Company (the “Company”), issued a press release announcing that the Company has entered into a non-binding letter of intent to purchase a 120-megawatt wind farm planned for construction in northwestern Oklahoma. Invenergy Wind LLC would develop the new wind power-generation facility to be owned and operated by the Company. The wind farm, north of Woodward in Harper County, is expected to cost about $180 million plus the cost of transmission interconnection facilities. Once a definitive agreement is reached, it would be subject to various conditions, including approval by the boards of directors of both companies and the Oklahoma Corporation Commission. If all conditions are met, the new wind farm could be constructed and producing power by December 31, 2006. For further information, see the press release attached as Exhibit 99.01.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description

99.01	Press release dated December 21, 2005, announcing OG&E signs letter of intent to build new wind farm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OKLAHOMA GAS AND ELECTRIC COMPANY (Registrant)
By	/s/ Scott Forbes
Scott Forbes Controller - Chief Accounting Officer

December 28, 2005

Exhibit 99.01

OG&E signs letter of intent to build new wind farm

Wind power would grow from 50 megawatts to 170 by December 2006

OKLAHOMA CITY -- OG&E Electric Services announced today that it has entered into a non-binding letter of intent to purchase a 120-megawatt wind farm planned for construction in northwestern Oklahoma.

Invenergy Wind LLC would develop the new wind power-generation facility to be owned and operated by OG&E. The wind farm, north of Woodward in Harper County, is expected to cost about $180 million plus the cost of transmission interconnection facilities.

Once a definitive agreement is reached, it would be subject to various conditions, including approval by the boards of directors of both companies and the Oklahoma Corporation Commission. If all conditions are met, the new wind farm could be constructed and producing power by Dec. 31, 2006.

“We are pleased to announce our plan for a major expansion of renewable wind energy in Oklahoma,” said Steven E. Moore, chairman, president and CEO of OGE Energy Corp. (NYSE: OGE), parent company of OG&E. “We made a careful first step into wind power with our 2003 agreement to purchase 50 megawatts of wind power and now, we’re proposing a significant next step that would more than triple our wind power capacity. Clearly, we’re excited about the prospects for wind power in Oklahoma.”

Invenergy Wind is an affiliate of Chicago-based Invenergy LLC, a developer, owner and operator of power generation and energy delivery assets whose development activities include wind energy facilities.

OG&E is a regulated electric utility with approximately 744,000 customers in a service area spanning 30,000 square miles in Oklahoma and western Arkansas. OGE Energy also is the parent company of Enogex Inc., a natural gas pipeline business with principal operations in Oklahoma.